Exhibit 10.3

CONSULTING AGREEMENT.renewz

CONSULTING AGREEMENT (this “Agreement”) dated and effective as of January 19, 2021 (the “Commencement Date”), is made by and between iSun, Inc., a Delaware corporation formerly known as The Peck Company Holdings, Inc. (the “Company”), and the undersigned consultant (the “Consultant”). The Agreement consists of this agreement and Schedules 1, 2, 3 and 4.

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1. Engagement of Consultant. Pursuant to the terms and conditions of this Agreement, Company engages Consultant to perform the services generally described in Schedule 1 (the “Services”). Consultant accepts such engagement and agrees to render the Services. Consultant will use its best efforts, knowledge and abilities to perform Services to and for benefit of the Company. In consideration of the performance of the Services, Company will compensate Consultant in accordance with Schedule 2 (the “Consulting Fees”). Consultant will devote such time and resources as are necessary to provide the Services, including without limitation, the substantial time of Mr. Sassoon Peress during normal business hours and otherwise as required to fulfill Consultant’s obligations under this Agreement.

Consultant will during the Term of this Agreement operate in conformity with all applicable laws and regulations, and will secure general business operations and travel insurance as Company may reasonably require, all at Consultant’s expense. Consultant’s relationship with the Company is that of an independent contractor.

Consultant will not issue any press releases or other announcements of its consultancy with Company without Company’s prior written consent.

Whenever Company’s consent is required under this Agreement, such consent will be in Company’s sole business judgment.

2. Non-Exclusive. Subject to the terms of Section 5, the Consultant will retain the right to perform work for others during the term of this Agreement so long as: (a) Consultant satisfies Consultant’s obligations to the Company as set forth in Section 1 and Schedule 1; and (b) such activities do not compete with the Company, including its affiliates and subsidiaries; and (c) Consultant has obtained the prior, written approval of the Company’s President in each instance prior to engaging in such activities. Any request to perform services to a third party will include the name of the third party, a description of proposed services and such other information as the Company may require.

3. Independent Contractor Status. The Consultant will for all purposes be deemed to be an independent contractor, and not an employee, agent or partner of, or joint venture with, the Company. Accordingly, the Consultant and its employees will not be entitled to any rights or benefits to which any employee of the Company or any of its affiliates or subsidiaries may be entitled. Consultant will obtain its own liability and insurance coverages, obtain all necessary licenses and approvals, and pay all fees, assessments, taxes and other payments required to operate its business. In no event will any employee or contractor of Consultant be deemed an employee or contractor of Company, whether or not Company is aware of or has approved of such employee or contractor. Consultant will operate its business in strict conformity with the laws and regulations of Canada, the Province of Quebec and all other jurisdictions in which Consultant may operate, including all applicable local laws and regulations. Consultant will be responsible for all risks incurred in connection with the Consultant’s performance of services under this Agreement. Consultant is solely responsible for all fees and costs associated with the operation of its business, including without limitation, all lease and utility payments on any of its premises. Company will not be liable to Consultant because of termination of this Agreement for any reason or no reason for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales, or on account of expenditures, investments, lease or commitments in connection with the business or good will of Consultant. Consultant will not develop any good will in the business or operations of Company by use of the Company name or marks or arising out of its consulting relationship with the Company or otherwise, all of which will belong exclusively to the Company.

4. Term; Termination.

(a) Consultant may terminate this Agreement without Good Reason as defined below on at least sixty (60) days’ prior written notice to the Company and Termination will occur on the date specified in the notice. If Consultant terminates without Good Reason as defined below, Consultant will be paid approved expenses and the pro-rata annual fee to the termination date and the Company will have no further obligation to Consultant.

(b) The Company may terminate this Agreement without cause on at least sixty (60) days’ prior written notice, and Termination will occur on the date specified in the notice. Consultant may be required to cease immediately from provision of further Services on notice. If Company terminates without Cause as defined below, Consultant will be paid the pro-rata annual fee to the termination date, approved expenses incurred to the termination date, and all shares of Common Stock as listed on Exhibit C (Merger Consideration) of the Agreement and Plan of Merger and Reorganization dated January 19, 2021 that have not been issued will be issued to Sassoon Peress on the termination date specified in the notice, subject to the conditions set forth in such Exhibit C (Merger Consideration).

(c) Company may terminate Consultant for Cause as defined below:

Termination by the Company for Cause. Company may terminate Consultant for “Cause” due to material breach of this Agreement by Consultant that is either not susceptible to cure or which is not cured by Consultant on not less than thirty (30) days’ notice. If the breach is not susceptible to cure, termination will occur on the date of notice of such breach to Consultant. If the breach is susceptible to cure and remains uncured during the notice period, termination is on the thirty-first day following notice of breach to Consultant, Company will have no further obligations to Consultant under this Agreement if termination is for Cause. The Company may, in its sole discretion, extend the cure period if Consultant has begun to cure and is moving expeditiously to cure within the thirty day notice period, provided the Company may terminate Consultant at any time thereafter on notice.

“Material breach” means but is not limited to: (a) any crime or act of fraud or intentional dishonesty against the Company by Sassoon Peress or Consultant; (b) arrest of Sassoon Peress and/or Consultant for the commission of a crime of moral turpitude which the Company believes is causing harm to its business or to the reputation of the Company; (c) habitual neglect of Company’s legal directives to Consultant; (d) disregard of Company’s written policies as applicable to Company consultants; or (e) breach of Consultant’s confidentiality, assignment of Developments or other proprietary obligations under this Agreement; (f) material breach by Sassoon Peress or Consultant of any other Agreements with the Company or any Company affiliate to which Sassoon Peress or Consultant may then be subject which breach is not cured as provided in such agreements.

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(d) Death. This Agreement will terminate on the date of the death of Sassoon Peress and Company will have no further obligations to Consultant under this Agreement except for payment of approved expenses incurred by Consultant to the date of death.

(e) Disability. This Agreement will terminate on the incapacity of Sassoon Peress which precludes Sassoon Peress from performing the usual and customary duties required of Consultant in this Agreement for a period of sixty (60) days during any twelve month period, whether incapacity results from mental or physical illness. Termination will occur on the date following any such period of incapacity on which Company provides notice of termination due to incapacity to Consultant, and Company will have no further obligations to Consultant under this Agreement. Any question of mental or physical incapacity on which the parties cannot agree will be as determined by an independent physician selected by Company. The determination of the physician as to incapacity will be final. In the event of termination for disability, Consultant will be paid approved expenses to the termination date and its fees for the remainder of the year in which the disability occurs, payable in monthly installments as otherwise provided for payment of fees in this Agreement.

(f) This Agreement will terminate on the date of resignation or termination of Sassoon Peress from Consultant, and Company will have no further obligations to Consultant under this Agreement.

(g) Consultant may terminate this Agreement for “Good Reason” on not less than thirty days’ prior written notice in the event: (i) Consultant is directed by Company to perform an illegal act, provided Consultant provides in the notice a reference to the applicable law or regulation and Consultant’s written refusal to act. Consultant may not terminate this Agreement for Cause under this section if Company rescinds its directive within the thirty day notice period, or if Consultant is provided with a written opinion from Company counsel within such notice period that the directive is not illegal; or (ii) Company has failed to pay Consultant’s fees and accepted expenses for a period of ninety (90) days past the due date. In the event of Consultant’s termination for Good Reason, Consultant will be paid approved expenses incurred to the termination date plus Consultant’s fees for the remainder of year in which termination occurs payable in monthly installments as otherwise provided for payment of fees in this Agreement.

5. Special Covenants of the Consultant. The Consultant covenants with the Company, which covenants will survive termination of the Consultant’s engagement under this Agreement, as follows:

(a) Confidentiality. During and after termination of the Consultant’s engagement under this Agreement, the Consultant will keep secret and retain in the strictest confidence all confidential matters of the Company and its suppliers, clients, employees, agents, and other consultants, whether or not in writing, of a private, secret or confidential nature concerning the Company’s and its subsidiaries’ or affiliates’ business or financial affairs (“Proprietary Information”). Consultant will not disclose, directly or indirectly, such Proprietary Information to anyone or use the same, directly or indirectly, for its own benefit or the benefit of any third party, either during or after its engagement by the Company, except (i) as required in the course of performing its duties hereunder, and (ii) for such matters which may at that time be in the public domain other than through the wrongful participation of the Consultant in such disclosure or obtained from third parties without a right to disclose, (iii) released by the Company publicly in writing or (iv) authorized or required to be released by a court of competent jurisdiction or governmental agency. Consultant acknowledges that Proprietary Information is and will be the exclusive property of the Company and is of critical importance to the Company and a violation of the provisions of this Section 5(a) would seriously and irreparably impair and damage the business of the Company. Consultant agrees to keep all Proprietary Information in a fiduciary capacity for the benefit of the Company. Consultant will deliver promptly to the Company on the termination of its engagement, or at any time Company may request, all memoranda, notes, records, reports, manuals and other documents in every media related to Company’s business or proposed business, or developed for the Company during the Term (and all copies thereof) in whatever form, including electronic versions thereof, which the Consultant may then possess or have under its control.

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(b) Developments. The Consultant will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Consultant or under its direction or jointly with others during or in the course of its engagement with the Company (all of which are collectively referred to in this Agreement as “Developments”). Consultant agrees that all Developments are Works Made for Hire within the meaning and purview of Section 101 of the United States Copyright Act (17 U.S.C. § 101) and will be the exclusive property of the Company. Further, Consultant agrees to assign and does assign to the Company, its successors and assigns (or any person or entity designated by the Company) in perpetuity all right, title and interest in and to all Developments and all present or future rights in any related patents, patent applications, copyrights and copyright applications and other proprietary rights and applications and registrations with respect to same. To the extent that the Developments do not qualify as Works Made for Hire, Consultant by this Agreement irrevocably transfers, assigns and conveys the exclusive ownership of such Developments to the Company, its successors and assigns (or any person or entity designated by the Company) in perpetuity free and clear of any liens, claims, or other encumbrances, to the fullest extent permitted by law. Consultant expressly waives all “moral” rights in every Development and work of Consultant developed under this Agreement. Consultant agrees to cooperate fully with the Company and any of its affiliates, both during and after its engagement, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and other countries) relating to Developments. The Consultant will, without expense but at no additional compensation, sign and cause its employees to sign all papers, including, without limitation, copyright and industrial design applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. In the event Company is unable, after reasonable efforts, to procure the signature of Consultant (or Consultant’s employee, as applicable) on any such documents, Consultant by this Agreement appoints Company as its attorney-in-fact to execute any such documents, and this appointment will be deemed coupled with an interest.

(c) Non-Competition; Non-Solicitation. During the Term and for a period of six (6) months after the expiration or termination of this Agreement, for any reason or no reason, the Consultant will not directly or indirectly either for itself or for any other person, company or business organization: (i) operate or own, directly or indirectly, any business that directly competes with the Company; (ii) call upon, solicit, divert or take away or attempt to call upon, solicit, divert or take away, any of the customers, business or prospective customers of the Company; or (iii) recruit, solicit or induce, or attempt to induce, any employee of, or consultant to, the Company or any of its subsidiaries or affiliates to terminate their employment with, or otherwise cease their consulting or other relationship with, the Company or any of its affiliates.

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(d) Non-Disparagement. The Consultant acknowledges and agrees that the reputation of the Company, its affiliates and subsidiaries, is integral to its business and mission. Therefore, the Consultant agrees to refrain from making any disparaging remarks or comments regarding the Company or its affiliates or otherwise engaging in any activities or omissions in the course of performing services hereunder which could have a material adverse effect on the Company’s business or reputation, including without limitation, violation of any statutes or regulations concerning bribery or other illegal activities.

(e) Return of Company Property. To the extent the Company provides the Consultant with any tangible property or intellectual property or the extent the Consultant develops any tangible property or intellectual property belonging to the Company as provided otherwise in this Agreement, the Consultant will hold such property in trust for the benefit of the Company, use best efforts to preserve such property and promptly to deliver such property into the possession of the Company at the Company’s request.

(f) Consultant Employees and its Consultants. Prior to performing any Services, Consultant will cause its employees and permitted consultants to execute Confidentiality, Non-Compete, Intellectual Property Assignment and Non-solicit Agreements imposing rights and remedies substantially similar to the obligations of Consultant under this Agreement, which agreements will specify that Company has the right but not the obligation to enforce such agreements.

(g) Survival. The terms of this Section 5 will survive expiration or termination of this Agreement for any reason.

6. Representations and Warranties. Consultant represents and warrants that all works prepared and submitted by it under this Agreement will be original and will not infringe any copyright or infringe or violate any other proprietary or other rights of any other person or entity, and that Consultant has not previously assigned, transferred or otherwise encumbered any rights granted to the Company under this Agreement. The foregoing warranties and representations will survive expiration or termination of this Agreement for any reason.

7. No Authority to Bind Company. The Consultant will not have any authority to commit or bind the Company to any contractual or financial obligations without the prior written consent of the Company as directed by the Company’s President each instance.

8. Disclosure of Conflicts. The Consultant agrees promptly to disclose fully to the Company any of its activities that may offer any potential conflict of interest issues with the Company or any of Company’s existing, former or prospective clients of which Consultant may be or become aware.

9. Notice. All notices, requests, consents and other communications required or permitted to be given under this Agreement, will be in writing and will be deemed to have been duly given if delivered personally or sent via confirmed overnight delivery, or via electronic mail with receipt confirmed, as follows (or to such other address as either party will designate by notice in writing to the other in accordance with this section):

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If to the Company:	Office of the President
iSun, Inc.
400 Ave D, Suite 10
Williston, VT 05495USA

With a copy to:	Sharon J. Merritt, Esq.
Merritt & Merritt
60 Lake Street, 2nd Floor
Burlington, VT 05401 USA
smerritt@merritt-merritt.com

If to the Consultant, to the address set forth on the signature page.

Notice is effective on receipt or refusal.

10. Assignment. This Agreement, and Consultant’s rights and obligations under this Agreement, are personal to Consultant and may not be assigned or transferred by operation of law or otherwise by Consultant without the prior, written consent of Company in each instance, which consent is in the sole judgment of Company. This Agreement will be binding upon and will inure to the benefit of the Company and its successors and assigns and the Consultant and any of its permitted successors and assigns. It is understood that this Agreement may be assigned by the Company, or transferred by operation of law, to any affiliate of the Company or to any other organization which succeeds to the business or assets of the Company or any of its divisions or product lines by reason of any sale, merger, consolidation or other similar transaction.

11. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and which together constitute one and the same instrument. This Agreement may be executed by e-signatures, delivery and retention or by sign, scan and electronic delivery.

12. Amendment and Waiver. This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereby may be waived, only by a written instrument signed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof will in no manner affect the right at a later time to enforce the same. No waiver by the party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

13. Section Headings. The headings in this Agreement are intended solely for reference and will be given no effect in the interpretation of this Agreement.

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14. Governing Law, Exclusive Jurisdiction, and Dispute Resolution. This Agreement will be governed by and construed and enforced in accordance with US federal law to the extent applicable and the laws of the State of Delaware without application of principles of conflicts laws. The parties agree that the State and Federal courts located in the State of Vermont will have exclusive jurisdiction of any dispute arising under or in connection with this Agreement. Consultant expressly submits to the personal and subject matter jurisdiction of such courts for such purpose. The parties agree not to contest venue as applicable in Burlington, Vermont USA. Both parties waive right to trial by jury.

15. Severability. In case any provision of this Agreement will be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions will in no way be affected or impaired thereby provided the purpose of this Agreement is maintained.

16. Entire Agreement. This Agreement will constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, in respect thereof. All obligations of the parties that by their nature survive will survive expiration or termination of this Agreement for any reason.

17. Injunctive Relief. In the case of any breach or threatened breach of Section 5 by the Consultant, the parties agree that in addition to all other remedies available to the Company at law and equity, the Company would be irreparably harmed, and Company will be entitled to injunctive or other equitable relief without posting a bond and without further proof of irreparable harm.

18. Indemnity. Consultant will indemnify, defend and hold the Company harmless from any costs or expenses (including reasonable attorneys’ fees) incurred by the Company as a result of or arising out of any breach of this Agreement by Consultant, and/or from any loss or claim arising out of malfeasance or negligence of Consultant, Consultant’s agents, employees or representatives in the performance of Consultant’s Services under this Agreement, and/ or assessment or liability for breach of any law or regulation to which Consultant is subject as may be assessed against the Company.

[Signature Page Follows]

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By signing below, each party represents and warrants to the other that: (i) the undersigned has full power and authority to consummate this Agreement; and (ii) This Agreement constitutes a valid and binding obligation of such party, enforceable in accordance with its terms.

Accepted and Agreed as of the Commencement Date:

iSun, Inc.

By:	/s/ Jeffrey Peck
Jeffrey Peck, President

renewz sustainable solutions, inc.

By:	/s/ Sassoon Peress
Sassoon Peress, Chief Executive Officer

Address for notice purposes:

Mr. Sassoon Peress, Chief Executive Officer

renewz sustainable solutions, inc.

4710 rue St-Ambroise, Unit 242

Montreal, Canada H4C2C7

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Schedule 1

SERVICES

Services will be as determined by the Company from time to time as provided to Consultant during the Term, but will include:

Business development on iSun platforms with Company’s (including Company affiliate’s) existing customer base and new customers
Brand Management (including investor relations, marketing, social media, and other brand related activities)
Innovation Strategy and Partnerships
IP development
Such other Services as the Company may lawfully direct in furtherance of the Company’s interests

Consultant will report to the President/CEO of the Company.

The parties agree to execute any further agreements as may be reasonable to effect the purposes of this Agreement and Consultant’s consultancy.

All Services performed under this Agreement will be personally performed by Mr. Sassoon Peress unless otherwise specifically permitted in each instance by Company, and then for no additional fees or expenses payable by Company other than the compensation to Consultant provided in Schedule 2 of this Agreement.

This Agreement is being executed contemporaneously with a Merger Agreement and ancillary agreements.

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Schedule 2

CONSULTING FEES; REIMBURSABLE EXPENSES

Cash Compensation:

At closing of the transaction contemplated to occur simultaneously with this Agreement, Consultant will be paid $US34,027.83 according to Schedule 3 for debt owed to Consultant by iSun Energy LLC, plus an amount of US$1,107.18 according to Schedule 4 for recurring expenses owed to Consultant by iSun Energy LLC.

During the Term of this Agreement, Consultant will be paid on invoice therefore the annual fee of US$175,000 (US One Hundred Seventy-Five Thousand Dollars), payable in pro-rata installments as equal or nearly equal as possible beginning on the Commencement Date and on the 1st of the month thereafter until termination of this Agreement as otherwise provided in this Agreement.

Expenses:

Company will reimburse Consultant for covered expenses related to the provision of Services up to a total of US$24,000 (US Twenty-Four Thousand Dollars)/year within thirty (30) days of presentation of accepted invoices. “Covered expenses” include a vehicle, a business mobile phone and other business-related expenses approved by the President of the Company in writing in each instance. Invoices must be accompanied by receipts or other documentation of expenses as then required by the Company.

Consultant acknowledges that the Company has no further obligation to pay Consultant for any past or future expenses related to expenses listed on Schedule 3 or Schedule 4 after the payments for these expenses delivered at closing, and Consultant represents that payments in respect of Schedules 3 and 4 represent all past due amounts owed from iSun Energy, LLC to Consultant as at the date of the closing of the transaction contemplated by a Merger Agreement signed as of the same date as this Agreement.

No other compensation or expense reimbursements will be due or payable to the Consultant without the prior, written consent of the Company in each instance.

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SCHEDULE 3

DEBT REPAYMENT FROM ISUN ENERGY LLC TO RENEWZ

Balance of Debt Repayment Due at Closing to renewz through Jan 31, 2021:

$34,027.83

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SCHEDULE 4

RECURRING SUBSCRIPTIONS FOR ISUN ENERGY LLC OWED TO RENEWZ

Balance of Recurring Subscriptions Due at Closing to renewz 12-31-20 to 1-31-21:

$1,107.18

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